UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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BSD MEDICAL CORPORATION
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filling Proxy Statement, if other than the Registrant)

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BSD MEDICAL CORPORATION
2188 West 2200 South, Salt Lake City, Utah 84119

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS OF
BSD MEDICAL CORPORATION

February 2, 2011

TO THE STOCKHOLDERS OF BSD MEDICAL CORPORATION:

The annual meeting of the stockholders (the “Annual Meeting”) of BSD Medical Corporation (the “Company”) will be held on February 2, 2011, at The Little America Hotel located at 500 South Main Street, Salt Lake City, Utah 84101.  The Annual Meeting will convene at 9:00 a.m. Mountain Time, to consider and take action on the following proposals, which are more fully described in the Proxy Statement:

1.	to elect seven members to the Board of Directors to serve until the next annual meeting or until their successors are duly elected and qualified;

2.	to approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of shares of authorized common stock from 40,000,000 to 80,000,000 shares;

3.	to approve, on an advisory basis, the compensation of the named executive officers of the Company, as disclosed in the Proxy Statement;

4.	to vote, on an advisory basis, on the frequency of the advisory vote to approve the compensation of the named executive officers of the Company;

5.	to ratify the selection of Tanner LLC as the Company’s independent registered public accountants for the fiscal year ending August 31, 2011; and

6.	to transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Only owners of record of the Company’s issued and outstanding common stock as of the close of business on December 17, 2010 (the “Record Date”) will be entitled to notice of and to vote at the Annual Meeting.  Each share of common stock is entitled to one vote.

The Company’s Proxy Statement is attached hereto.  Financial and other information concerning the Company is contained in the Company’s Annual Report on Form 10-K for the fiscal year ended August 31, 2010, which accompanies this Proxy Statement.

THE ATTENDANCE AT AND/OR VOTE OF EACH STOCKHOLDER AT THE ANNUAL MEETING IS IMPORTANT, AND EACH STOCKHOLDER IS ENCOURAGED TO ATTEND.  TO ASSURE THAT YOUR VOTE IS COUNTED, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY MAIL THE ENCLOSED PROXY WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.

Important Notice Regarding the Availability of Proxy Materials for the
Stockholders Meeting to be Held February 2, 2011:
The proxy statement and annual report to stockholders are available at
https://materials.proxyvote.com/055662.

BSD MEDICAL CORPORATION BY ORDER OF THE BOARD OF DIRECTORS
Salt Lake City, Utah, December __, 2010	Dennis P. Gauger, Secretary

BSD MEDICAL CORPORATION
2188 West 2200 South, Salt Lake City, Utah 84119

PROXY STATEMENT

BSD MEDICAL CORPORATION

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON FEBRUARY 2, 2011

This Proxy Statement is furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors (the “Board of Directors” or the “Board”) of BSD Medical Corporation, a Delaware corporation (the “Company” or “BSD”), for use at the annual meeting of the stockholders (the “Annual Meeting”) to be held February 2, 2011 at The Little America Hotel located at 500 South Main Street, Salt Lake City, Utah 84101, at 9:00 a.m., Mountain Time.  Directions to the annual meeting can be obtained by calling Michelle Cisneros at (801) 972-5555.

THIS PROXY STATEMENT, THE NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND FORM OF PROXY ARE FIRST BEING MAILED TO THE COMPANY’S STOCKHOLDERS ON OR ABOUT DECEMBER __, 2010.

At the Annual Meeting, the stockholders of the Company will be asked to vote on five proposals.  Proposal 1 is the annual election of seven directors to serve on the Company’s Board of Directors.  Proposal 2 is an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of shares of authorized common stock from 40,000,000 to 80,000,000 shares.  Proposal 3 is the approval, on an advisory basis, of the compensation of the named executive officers of the Company, as disclosed in the Proxy Statement.  Proposal 4 is the vote, on an advisory basis, on the frequency of the advisory vote to approve the compensation of the named executive officers of the Company.  Proposal 5 is the ratification of the selection of Tanner LLC as the Company’s independent registered public accountants for the fiscal year ending August 31, 2011.

A proxy for use at the Annual Meeting is enclosed.  If you execute and deliver a proxy by mailing a proxy card, or by voting via the internet or telephone, you have the right to revoke your proxy at any time before it is exercised by delivering to the Secretary of the Company an instrument revoking it or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.  Subject to revocation, the proxy holders will vote all shares represented by a properly executed proxy received in time for the Annual Meeting in accordance with the instructions on the proxy.  If no instruction is specified with respect to a matter to be acted upon, the shares represented by the proxy will be voted FOR all nominees listed in Proposal 1, FOR every two years for Proposal 4, and FOR all other proposals in accordance with the recommendation of the Board of Directors.

We will bear the expenses of preparing, assembling, printing and mailing this Proxy Statement and the materials used in the solicitation of proxies.  Proxies will be solicited through the mail and may be solicited by our officers, directors and employees in person or by telephone.  They will not receive additional compensation for this effort.  We do not anticipate paying any compensation to any other party for the solicitation of proxies, but may reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to beneficial owners.

RECORD DATE AND QUORUM REQUIREMENTS

December 17, 2010 has been fixed as the record date (the “Record Date”) for the determination of stockholders entitled to notice of and to vote at the Annual Meeting.  As of the Record Date, ___________ shares of our common stock (“Common Stock”) were issued and outstanding.  Each outstanding share of common stock will be entitled to one vote on each matter submitted to a vote of the stockholders at the Annual Meeting.

The holders of one-third of the shares of the Common Stock outstanding on the Record Date, present in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting and at any adjournment or postponement thereof.  Any abstentions and broker non-votes will be deemed as present for purposes of determining a quorum at the Annual Meeting.

For Proposal 1, the seven individuals receiving the most votes will be elected to serve as directors of the Company.  Abstentions and broker non-votes will not have the effect of being counted as voted in favor of or against the election of directors.

For Proposal 2, a majority of the outstanding stock entitled to vote is required to approve the proposal.  Abstentions will have the same effect as votes against the proposal.  Broker non-votes will have no effect on the vote for this proposal.

For Proposal 3, a majority of the votes present in person or represented by proxy at the Annual Meeting is required to approve the proposal.  Abstentions will have the same effect as votes against the proposal.  Broker non-votes will have no effect on the vote for this proposal.  Proposal 3 is non binding.

For Proposal 4, the option receiving the most votes will be the option that has been selected by the stockholders.  Abstentions and broker non-votes will not have the effect of being counted as voted in favor of or against the options.  Proposal 4 is non binding.

For Proposal 5, a majority of the votes present in person or represented by proxy at the Annual Meeting is required to approve the proposal.  Abstentions will have the same effect as votes against the proposal.  Broker non-votes will have no effect on the vote for this proposal.

MAIL VOTING PROCEDURES

To vote by mail, you should complete, sign and date your proxy card and mail it in the pre-addressed postage-paid envelope that accompanies the delivery of the proxy card. A proxy card submitted by mail must be received by the time of the Annual Meeting in order for the shares to be voted.

TELEPHONE VOTING PROCEDURES

The telephone authorization procedure is designed to authenticate identity to allow you to vote your shares and confirm that your instructions have been properly recorded.  Specific instructions to be followed are set forth on the enclosed proxy card.  Telephone voting facilities for stockholders of record are available 24 hours a day and will close at 11:59 p.m. Eastern Time on February 1, 2011.

INTERNET VOTING PROCEDURES

The internet authorization procedure is designed to authenticate identity to allow you to vote your shares and confirm that your instructions have been properly recorded.  Specific instructions to be followed are set forth on the enclosed proxy card.  Internet voting facilities for stockholders of record are available 24 hours a day and will close at 11:59 p.m. Eastern Time on February 1, 2011.

PROPOSAL 1:  ELECTION OF DIRECTORS

At the Annual Meeting, seven directors are to be elected to serve until the next annual meeting of stockholders or until a successor for such director is elected and qualified, or until the death, resignation, or removal of such director.  It is intended that the proxies will be voted for the seven nominees named below for election to our Board of Directors unless authority to vote for any such nominee is withheld.  Each of the nominees is currently a director of the Company.  Each person nominated for election has agreed to serve if elected, and the Board of Directors has no reason to believe that any nominee will be unavailable or will decline to serve.  In the event, however, that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who is designated by the current Board of Directors to fill the vacancy.  Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the nominees named below.  The seven candidates receiving the highest number of affirmative votes of the shares entitled to vote at the Annual Meeting will be elected as directors.

DIRECTORS

The names of the nominees, their ages and their respective business backgrounds are set forth below as of August 31, 2010.

Name	Position(s) With the Company	Age	Director Since
Timothy C. McQuay	Independent Director and Chairman of the Board	59	2008
Harold R. Wolcott	President and Director	64	2009
Paul F. Turner, MSEE	Senior Vice President, Chief Technology Officer and Director	63	1994
Gerhard W. Sennewald, Ph.D.	Director	74	1994
Michael Nobel, Ph.D.	Independent Director	70	1998
Douglas P. Boyd, Ph.D.	Independent Director	68	2005
Steven G. Stewart	Independent Director and Financial Expert	62	2006

BUSINESS EXPERIENCE AND QUALIFICATIONS OF NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

Timothy C. McQuay has served as a director of BSD since February 2008 and currently serves as Chairman of the Board of Directors.  He is a Managing Director with B Riley & Co., a Los Angeles based investment banking firm.  Prior to joining B Riley in September 2008, Mr. McQuay served for ten years as Managing Director Investment Banking at A. G. Edwards & Sons, Inc., where he specialized in Healthcare, including medical technology, biotechnology and specialty pharmaceuticals.  He previously served as Partner and Managing Director Investment Banking at Crowell, Weedon & Company; as Vice President Corporate Development at Kerr Group, Inc.; as Managing Director Merchant Banking at Union Bank of California; as Senior Vice-President Corporate Finance at Wedbush Morgan Securities, and as Vice-President Brokerage Services at Alexander & Alexander, Inc.  He currently serves as Chairman and has been a member of the Board of Directors of Mead Instruments Corp. since 1997.  Mr. McQuay holds an AB in Economics from Princeton University and an MBA from UCLA.  Mr. McQuay’s qualifications to serve on the Board include, among others, his extensive business and financial experience, his public company board and investment banking experience, his knowledge of the Company and his service as a director of the Company since 2008.

Harold R. Wolcott has served as a director of BSD since April 2009.  Mr. Wolcott also has served as President of BSD since April 2009.  Mr. Wolcott has 42 years experience managing and growing newly-formed venture capital financed corporations as well as multi-million dollar medical device businesses with international operations.  He has a wide range of experience in the areas of product research, product engineering, manufacturing and plant management, as well as expertise in all aspects of sales and marketing, acquisition/integration and the sale of medical device businesses.  Prior to joining the Company, Mr. Wolcott served for a period of time as President and Chief Operating Officer and later as Director of Dimicron Inc., a development stage medical company utilizing synthetic diamond for orthopedic applications, from August 2006 until March 2009.  From March 2001 until June 2005, Mr. Wolcott served as Chief Operating Officer and Director of Rubicon Medical, Inc., a company focusing on proprietary technology in embolic protection for interventional cardiology and interventional neurology.  Mr. Wolcott’s qualifications to serve on the Board include, among others, his extensive executive and operational management experience in the medical device business, his public company board experience, his knowledge of the Company and his service as President and a director of the Company since April 2009.

Paul F. Turner, MSEE, has served as a director of BSD since 1994.  Mr. Turner also has served as the Senior Vice President and Chief Technology Officer of BSD since August 1999.  From October 1995 to August 1999, Mr. Turner served as the Acting President of BSD.  From 1978 to October 1995, Mr. Turner served in various capacities with BSD, including Staff Engineer, Staff Scientist, Senior Scientist, Vice President of Research, and Senior Vice President of Research.  Mr. Turner has led the design of microwave treatment systems for tumors, including the development of external phased array antenna technology to focus radiated microwave energy deep into the central area of the body to treat deep tumors.  He has also integrated this technology with magnetic resonance imaging to non-invasively monitor treatments within the patient’s body.  Mr. Turner’s qualifications to serve on the Board include, among others, his extensive knowledge of the Company and the medical device business gained through his many years of executive and operational management with the Company and his public company board experience as a director of the Company since 1994.

Gerhard W. Sennewald, Ph.D., has served as a director of BSD since 1994.  From April 1985 to the present, Dr. Sennewald has served as the President and Chief Executive Officer of Medizin-Technik GmbH, of Munich, Germany, a firm which is engaged in the business of distributing hyperthermia equipment and diagnostic imaging equipment and services.  In connection with his service to Medizin-Technik GmbH, Dr. Sennewald has been BSD’s key European representative and distributor for 17 years and has been instrumental in obtaining the majority of BSD’s foreign sales.  He also serves on the Board of Directors of TherMatrx, Inc.  Mr. Sennewald’s qualifications to serve on the Board include, among others, his significant experience in the distribution and servicing of medical equipment, his extensive knowledge of the Company gained through his many years as a key distributor of the Company’s products and his public company experience as a director of the Company since 1994.

Michael Nobel, Ph.D., has served as a director of BSD since January 1998.  Dr. Nobel participated in the introduction of magnetic resonance imaging as European Vice President of Fonar Corp.  From 1991 to 2007, Dr. Nobel served as the Executive Chairman of the MRAB Group, a company providing diagnostic imaging services to Sweden.  From 1995 to 2006, Dr. Nobel was Chairman of the Board of the Nobel Family Society and the American Non-Violence Project Inc.  He has also been a consultant to Unesco in Paris and the United Nations Social Affairs Division in Geneva.  Today, Dr. Nobel is chairman or board member of ten international companies in medical diagnostics, treatment and information systems and in other areas included banking, IT, oil exploration and environmental management.  From August 2005 until June 2008, Mr. Nobel served as a director of WorldSpace Corp.  He is visiting professor at the Tokyo Institute of Technology in Japan.  Mr. Nobel’s qualifications to serve on the Board include, among others, his extensive business and financial experience, his knowledge of the Company and his public company experience as a director of the Company since 1998.

Douglas P. Boyd, Ph.D., has served as a director of BSD since 2005.  From January 2007 to the present, Dr. Boyd has served as Chief Executive Officer of TeleSecurity Sciences, Inc., a privately-held company in the business of developing solutions for increasing the effectiveness and automation of airport explosives detection systems.  From 1983 to 2005, Dr. Boyd was an adjunct professor of radiology at the University of California, San Francisco.  From 1980 to 2004, Dr. Boyd served as Chairman of the Board, Chief Executive Officer and Chief Technology Officer of Imatron Inc., a public company that developed and manufactured ultrafast electron beam CT scanners for use in hospitals and clinics.  He is internationally known as an expert in radiology and computed tomography (“CT”) imaging systems, and has pioneered the development of fan-beam CT scanners, Xenon detector arrays and EBT scanners.  Dr. Boyd has been awarded 16 U.S. patents.  He has published more than 100 scientific papers and is a frequent speaker at universities and symposia.  From April 2005 until December 2006, Mr. Boyd served as a director of XLR Medical Corp.  Mr. Boyd’s qualifications to serve on the Board include, among others, his extensive business and financial experience, his knowledge of the Company and his public company experience as a director of the Company since 1998.

Steven G. Stewart has served as a director of BSD since 2006.  In December 2010, Mr. Stewart entered into an agreement to serve as the Director of Financial Affairs for Headwaters, Inc. (a New York Stock Exchange company).  He served as the Chief Financial Officer for Headwaters from September 2007 through December 2010.  Mr. Stewart served as Headwaters’ Chief Financial Officer from July 1998 until October 2005 when he became the Treasurer and subsequently the Director of Financial Affairs.  He was re-appointed as the Chief Financial Officer of Headwaters on September 4, 2007.  Prior to joining Headwaters, Mr. Stewart served as a business assurance partner for PricewaterhouseCoopers LLP (formerly Coopers & Lybrand LLP), and as an audit partner with Ernst & Young (formerly Arthur Young), including service as the Salt Lake City office Director of High Technology and Entrepreneurial Services.  Mr. Stewart’s qualifications to serve on the Board include, among others, his extensive business and financial experience, his experience as an executive finance officer of a public company, and his knowledge of the Company and his public company experience as a director of the Company since 2006.

COMPOSITION OF THE BOARD OF DIRECTORS

Our Board of Directors currently consists of seven directors.  Directors are elected at each annual meeting of stockholders to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified.  There are no family relationships among any of our directors, officers or key employees.

BOARD LEADERSHIP STRUCTURE

The Board does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board as the Board believes it is in the best interests of the Company to make that determination based upon the position and direction of the Company and the membership of the Board.  The Board has determined at this time that the Company’s Chairman should be an Independent Director rather than the Chief Executive Officer.

CODE OF ETHICS

We have adopted a Code of Ethics that applies to all of our directors, officers and employees.  Our Code of Ethics is available on our website (www.bsdmedical.com) on our corporate governance page of the investor section of our website.  We intend to post amendments to or waivers from our Code of Ethics (to the extent applicable to our chief executive officer, principal financial officer or principal accounting officer) on our website.

AFFIRMATIVE DETERMINATIONS REGARDING DIRECTOR INDEPENDENCE

The Board of Directors has determined each of the following directors to be an “independent director” as such term is defined in the NASDAQ Stock Market Listing Standards:  Timothy C. McQuay, Michael Nobel, Douglas P. Boyd and Steven G. Stewart.

In this Proxy Statement, these four directors are referred to individually as an “Independent Director” and collectively as the “Independent Directors.”

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

During fiscal year 2010, the Board of Directors met ten times and no director attended fewer than 75% of the meetings of the Board or any of the Board committees of which a director was a member.  In addition, on several occasions during fiscal year 2010, the Board of Directors took action by unanimous written consents in lieu of board meetings.  Although we do not have a formal policy regarding attendance by directors at our annual meeting, we encourage directors to attend and all but one director attended the last annual meeting.

The Board of Directors has formed an audit committee, a corporate governance and nominating committee and a compensation committee. A copy of the charters of our audit committee and our corporate governance and nominating committee is available on our website (www.bsdmedical.com) on our corporate governance page of the investor section of our website.

The Audit Committee.  The Audit Committee, which held four meetings during fiscal year 2010, is responsible for reviewing and monitoring our financial statements and internal accounting procedures, recommending the selection of independent auditors by the Board, evaluating the scope of the annual audit, reviewing audit results, consulting with management and our independent auditor prior to presentation of financial statements to stockholders and, as appropriate, initiating inquiries into aspects of our internal accounting controls and financial affairs.  The Board of Directors has adopted a written audit committee charter.

The members of the Audit Committee are Messrs. Boyd, Stewart, Nobel and McQuay.  Mr. Stewart is currently serving as the audit committee chairman and financial expert.  All members of the Audit Committee are Independent Directors.

The Corporate Governance and Nominating Committee.  The Corporate Governance and Nominating Committee, which held one meeting during fiscal year 2010, is responsible for identifying qualified individuals to become Board members, determining the composition of the Board and its committees, monitoring and assessing Board effectiveness and developing and implementing our corporate governance guidelines.  The Board of Directors has adopted a written corporate governance and nominating committee charter.

The members of the Corporate Governance and Nominating Committee are Messrs. Boyd, Stewart, Nobel and McQuay.  All members of the Corporate Governance and Nominating Committee are Independent Directors.

The Board of Directors does not have an express policy with regard to the consideration of any director candidates since the Board believes that its Corporate Governance and Nominating Committee can adequately evaluate nominees on a case-by-case basis.  The Board has not previously received any recommendations for director candidates from stockholders, and has not adopted a formal process for considering director candidates who may be recommended by stockholders.  However, the Company’s policy is to give due consideration to any and all such candidates, and in evaluating director nominees, the Corporate Governance and Nominating Committee considers the appropriate size of the Board, the needs of the Company, the skills and experience of its directors, and a candidate’s familiarity with our industry.  Although the Company does not have a formal diversity policy relating to the identification and evaluation of nominees for director, the Corporate Governance and Nominating Committee considers many criteria in identifying and selecting nominees and in the future may establish additional minimum criteria for nominees.  A stockholder may submit a recommendation for director candidates to us at our corporate offices, to the attention of Harold R. Wolcott.  We do not pay fees to any third parties to assist us in identifying potential nominees.

The Compensation Committee.  The members of the Compensation Committee are Messrs. Boyd, Stewart, Nobel and McQuay.  Mr. Boyd is currently serving as the Compensation Committee chairman.  All members of the Compensation Committee are Independent Directors.  Our Compensation Committee, which met three times during fiscal year 2010, does not currently have a charter.  The Compensation Committee has responsibility for establishing and monitoring our executive compensation programs and for making decisions regarding the compensation of our Named Executive Officers (as defined below).  The agenda for meetings of the Compensation Committee is determined by the Chairman of the Compensation Committee.  The Compensation Committee sets the compensation package of the Named Executive Officers and their annual bonus.  For a further description of the Compensation Committee’s role, and the use of a compensation consultant, see “Executive Compensation” below.

BOARD ROLE IN RISK OVERSIGHT

Our Board of Directors is responsible for overseeing the Company’s management of risk.  The Board strives to effectively oversee the Company’s enterprise-wide risk management in a way that balances managing risks while enhancing the long-term value of the Company for the benefit of the stockholders.  The Board of Directors understands that its focus on effective risk oversight is critical to setting the Company’s tone and culture towards effective risk management.  To administer its oversight function, the Board seeks to understand the Company’s risk philosophy by having discussions with management to establish a mutual understanding of the Company’s overall appetite for risk.  Our Board of Directors maintains an active dialogue with management about existing risk management processes and how management identifies, assesses and manages the Company’s most significant risk exposures.  Our Board expects frequent updates from management about the Company’s most significant risks so as to enable it to evaluate whether management is responding appropriately.

Our Board relies on each of its committees to help oversee the risk management responsibilities relating to the functions performed by such committees.  Our Audit Committee periodically discusses with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.  Our Compensation Committee helps the Board to identify the Company’s exposure to any risks potentially created by our compensation programs and practices.  Our Corporate Governance and Nominating Committee oversees risks relating to the Company’s corporate compliance programs and assists the Board and management in promoting an organizational culture that encourages commitment to ethical conduct and a commitment to compliance with the law.  Each of these committees is required to make regular reports of its actions and any recommendations to the Board, including recommendations to assist the Board with its overall risk oversight function.

DIRECTOR COMPENSATION 2010

Our Fourth Amended and Restated 1998 Director Stock Plan (“Director Stock Plan”), provides an annual retainer (“Annual Retainer”) in the amount of $60,000 to each non-employee director other than the Audit Committee Financial Expert, who is to receive $65,000.  Of the Annual Retainer, $30,000 is to be paid in cash to each such director, other than the Audit Committee Financial Expert, who is to receive $35,000 in cash (the “Cash Payment”).  The Cash Payment is payable in equal installments on May 1 and November 1 of each year in which each non-employee director continues to serve as a member of the Board.  Each non-employee director is to receive the balance of the Annual Retainer in the form of shares of Common Stock (the “Common Stock Payment”).  The portion of the annual retainer that is paid in common stock will be determined by reference to the fair market value of our Common Stock.  The fair market value of the Common Stock will be determined by reference to the closing price, as reported by the NASDAQ Stock Market, of the Common Stock on May 1 of each year, the payment date of the Common Stock Payment.

DIRECTOR COMPENSATION TABLE

The table below summarizes the compensation paid by the Company to, or earned by, our non-employee directors for the year ended August 31, 2010.

Name (1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Total ($)
(a)	(b)	(c)	(d)	(h)

Douglas P. Boyd	30,000	30,000	-	60,000
Timothy C. McQuay	30,000	30,000	-	60,000
Michael Nobel	30,000	30,000	-	60,000
Gerhard W. Sennewald	30,000	30,000	-	60,000
Steven G. Stewart	35,000	30,000	-	65,000

(1)
Harold R. Wolcott and Paul F. Turner served as directors in fiscal year 2010, but are omitted from the Director Compensation Table because of their status as a Named Executive Officer.  No additional remuneration was paid to Messrs. Wolcott and Turner for their services as directors.

(2)
The amounts shown in column (c) reflect the value of the 18,634 shares of Common Stock issued to the non-employee directors during fiscal year 2010 in accordance with FASB Accounting Standards Codification (“ASC”) Topic 718.

(3)
There were no stock options granted to the non-employee directors during fiscal 2010.  As of the end of fiscal year 2010, each non-employee director had outstanding options for the following number of shares of Common Stock: Douglas P. Boyd, 115,000 shares; Timothy C. McQuay 47,457 shares; Michael Nobel, 165,000 shares; Gerhard W. Sennewald, 140,000 shares; and Steven G. Stewart, 106,368 shares.

COMMUNICATIONS WITH DIRECTORS

We have not adopted a formal process for stockholder communications with the Board.  Nevertheless, we have tried to ensure that the views of stockholders are heard by the Board or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner.  We believe our responsiveness to stockholder communications to the Board has been good. A stockholder may submit any communication with directors to us at our corporate offices, to the attention of Harold R. Wolcott.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF THE COMPANY VOTE FOR THE ELECTION OF ALL THE DIRECTOR NOMINEES LISTED ABOVE.

PROPOSAL 2:  AMENDMENT OF THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF AUTHORIZED COMMON STOCK FROM 40,000,000 TO 80,000,000 SHARES.

At the Annual Meeting, our stockholders will be asked to approve an amendment to our Amended and Restated Certificate of Incorporation (“Certificate”) to increase the number of shares of Common Stock that we are authorized to issue from 40,000,000 to 80,000,000 shares.  The affirmative vote of a majority of the outstanding shares of the Company entitled to vote is required to approve this proposal.  If this proposal is approved by the Company’s stockholders, the first sentence of Section 4 of the Certificate will read as follows:

“4.  The total number of shares that the Corporation is authorized to issue is 90,000,000, consisting of 80,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share.”

The additional shares of Common Stock that will be available for issuance will be identical in terms to the shares of Common Stock currently authorized under our Certificate.  The additional shares of Common Stock will not have preemptive rights.

As of December 17, 2010, we had __________ shares of Common Stock issued and outstanding: ______ treasury shares; __________ shares reserved for the exercise of previously issued warrants to purchase shares of our Common Stock; and __________ shares reserved for issuance under our Third Amended and Restated Stock Incentive Plan (“Stock Incentive Plan”) and Director Stock Plan.  At the present time, __________ shares remain that could be authorized for future issuance.  No increase in the number of authorized shares of the Company’s preferred stock is being proposed at this time.

As the number of outstanding shares of Common Stock and shares reserved for issuance is approaching the 40,000,000 limit in our Certificate, the Board believes that failure to approve this proposal would seriously restrict our ability to manage our capital needs and to take advantage of potential business opportunities, to the detriment of our stockholders’ interests.  The Board believes additional authorized shares will allow the Company to act with flexibility when and as the need arises to issue additional shares in the future without the delays necessitated by having to obtain a stockholder vote (except as otherwise required by law or by the rules of any securities exchange on which the shares of Common Stock are listed) and to take advantage of attractive business opportunities and changing market and financial conditions in a more timely manner.

We have no current plan, agreement or arrangement for the issuance of any shares of Common Stock other than our Stock Incentive Plan and Director Stock Plan and the warrants we previously issued to purchase shares of our Common Stock.  However, the additional authorized shares would be available for issuance (subject to further stockholder approval as required by law or by the rules of any securities exchange on which the shares of Common Stock are listed) at such times and for such purposes as the Board may approve, including possible future financing transactions, acquisitions, stock dividends, and other general corporate purposes.

If this proposal is approved and our Certificate is amended, the Board generally may issue such additional authorized shares of our Common Stock, without further stockholder approval, in return for such consideration in money, property, or other things of value as the Board, in its discretion, shall determine.  In some instances, stockholder approval for the issuance of additional shares may be required by law or by the requirements of NASDAQ, on which our Common Stock is now listed, or the obtaining of such approvals may be otherwise necessary or desirable.

The Board has not proposed the increase in the amount of authorized shares with the intention of discouraging tender offers or takeover attempts of the Company.  However, the availability of additional authorized shares for issuance could discourage or render more difficult a merger, tender offer, proxy contest or other attempt to obtain control of the Company.  Additionally, such issuance could have a dilutive effect on the equity, earnings, and voting interests of existing stockholders.

This Proposal 2 will be approved, and the proposed amendments to the Certificate adopted, if a majority of the outstanding stock entitled to vote approves this Proposal 2.  Abstentions will have the same effect as votes against the proposal.  Broker non-votes will have no effect on the vote for this proposal.  If no voting instructions are given, the accompanying proxy will be voted for this Proposal 2.

If the stockholders adopt this proposal, the amendment will become effective upon the filing of a Certificate of Amendment with the Secretary of State for the State of Delaware, which filing will take place as soon as possible following the Annual Meeting.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF THE COMPANY VOTE FOR THE AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION.

PROPOSAL 3:  ADVISORY VOTE ON EXECUTIVE COMPENSATION

The recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables our stockholders to vote to approve, on an advisory (nonbinding) basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the Securities and Exchange Commission’s (“SEC” or “Commission”) rules.

As described in detail under the heading “Executive Compensation – Compensation Discussion and Analysis,” the overall objective of our executive compensation program is to help create long-term value for our shareholders by attracting and retaining talented executives, rewarding superior operating and financial performance, and aligning the long-term interests of our executives with those of our shareholders.  Please read the “Compensation Discussion and Analysis” beginning on page 16 for additional details about our executive compensation programs, including information about the fiscal year 2010 compensation of our named executive officers.

We are asking our stockholders to indicate their support for our Named Executive Officer compensation as described in this Proxy Statement.  This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our Named Executive Officers’ compensation.  Accordingly, we will ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company’s Proxy Statement for the 2011 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2010 Summary Compensation Table and the other related tables and disclosure.”

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board of Directors.  Our Board of Directors and our Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the Named Executive Officer compensation as disclosed in this proxy statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

A majority of the votes present in person or represented by proxy at the Annual Meeting is required to approve Proposal 3.  Abstentions will have the same effect as votes against the proposal.  Broker non-votes will have no effect on the vote for this proposal.  Proposal 3 is non binding.  If no voting instructions are given, the accompanying proxy will be voted for this Proposal 3.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF THE COMPANY VOTE FOR THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SECURITIES AND EXCHANGE COMMISSION.

PROPOSAL 4:  ADVISORY VOTE ON THE FREQUENCY OF AN ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Act also enables our stockholders to indicate how frequently we should seek an advisory vote on the compensation of our Named Executive Officers, as disclosed pursuant to the SEC’s compensation disclosure rules, such as Proposal 3 included on page 11 of this Proxy Statement.  By voting on this Proposal 4, stockholders may indicate whether they would prefer an advisory vote on Named Executive Officer compensation once every one, two, or three years.

After careful consideration of this Proposal, the Board of Directors has determined that an advisory vote on executive compensation that occurs every two years is the most appropriate alternative for BSD, and therefore the Board of Directors recommends that you vote for a two-year interval for the advisory vote on executive compensation.

There are advantages and disadvantages on more frequent versus less frequent votes.  Currently we believe that there is no consensus on what investors want or how they are likely to vote.  An annual vote allows for input from stockholders on a frequent basis whereas the three year option may be more useful in allowing the effectiveness of a compensation program to be judged over time.  The Board of Directors believes that a vote every two years balances these competing concerns.  We understand that our stockholders may have different views as to what is the best approach for BSD, and we look forward to hearing from our stockholders on this Proposal.

You may cast your vote on your preferred voting frequency by choosing the option of one year, two years, three years or abstain from voting when you vote in response to the resolution set forth below.

“RESOLVED, that the stockholders wish the Company to include an advisory vote on the compensation of the named executive officers:

A)  Every year,

B)  Every two years, or

C) Every three years.”

The option of one year, two years or three years that receives the highest number of votes cast by stockholders will be the frequency for the advisory vote on executive compensation that has been selected by stockholders.  Abstentions and broker non-votes will not have the effect of being counted as voted in favor of  any of the options.  If no voting instructions are given, the accompanying proxy will be voted for the option of once every two years as the frequency.  However, because this vote is advisory and not binding on the Board of Directors or BSD in any way, the Board may decide that it is in the best interests of our stockholders and BSD to hold an advisory vote on executive compensation more or less frequently than the option approved by our stockholders.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE OPTION OF ONCE EVERY TWO YEARS AS THE FREQUENCY WITH WHICH STOCKHOLDERS ARE PROVIDED AN ADVISORY VOTE ON EXECUTIVE COMPENSATION.

PROPOSAL 5:  RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

We are asking the stockholders to ratify the selection of Tanner LLC as the Company’s independent registered public accountants for the fiscal year ending August 31, 2011.  A majority of the votes present in person or represented by proxy at the Annual Meeting is required to ratify the selection of Tanner LLC.  Abstentions will have the same effect as votes against the proposal.  Broker non-votes will have no effect on the vote for this proposal.

In the event the stockholders fail to ratify the appointment, the Audit Committee will consider it as a direction to select other auditors for the subsequent year.  Even if the selection is ratified, the Board or Audit Committee in their discretion may direct the appointment of a different independent registered public accounting firm at any time during the year we determine that such change would be in the best interest of the Company and its stockholders.

Tanner LLC audited the Company’s financial statements for fiscal years ended August 31, 2010 and 2009.  Its representatives will be present at the annual meeting, and will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table presents fees for professional services rendered by Tanner LLC for the audit of our annual financial statements for the fiscal years ended August 31, 2010 and August 31, 2009 and fees billed for other services rendered by Tanner LLC during those periods.

	2010	2009
Audit Fees (1)	$89,900	$110,000
Audit Related Fees (2)	56,200	-
Tax Fees (3)	15,700	14,200
All Other Fees (4)	-	11,000
Total	$161,800	$135,200
_________________________
(1)
Audit Fees consist of fees billed for the audit of the Company’s annual financial statements included in Form 10-K and services in connection with the Company’s various statutory and regulatory filings.  Audit fees also include fees related to the reviews of interim financial information included in Forms 10-Q.

(2)	Audit Related Fees consist of fees billed for services related to the issuance of common stock, registration statements and related prospectuses.
(3)	Tax Fees consist of fees for the preparation of federal and state income tax returns.
(4)	Other Fees consist of fees for the review of filings with the SEC made during the year and responses to the SEC comment letter.

PRE-APPROVAL POLICIES

The Audit Committee pre-approved all audit, audit-related and non-audit services performed by our independent auditors and subsequently reviewed the actual fees and expenses paid to Tanner LLC.  The Audit Committee has determined that the fees paid to Tanner LLC for services are compatible with maintaining Tanner LLC’s independence as our auditors.

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed our audited financial statements with our management and has discussed with Tanner LLC the matters required to be discussed by Statements of Auditing Standards No. 114, Communication with Those Charged with Governance, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee has received the written disclosures and the letter from Tanner LLC required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accountant’s communications with the Audit Committee concerning independence, and has discussed with Tanner LLC its independence from us.

Based on its review, the Audit Committee recommended to the Board of Directors that the audited financial statements for our fiscal year ended August 31, 2010 be included in our Annual Report on Form 10-K for our fiscal year ended August 31, 2010, which was filed on November 29, 2010.

Submitted by:

Douglas P. Boyd

Steven G. Stewart

Michael Nobel

Timothy C. McQuay

Members of the Audit Committee

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE SELECTION OF TANNER LLC TO SERVE AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING AUGUST 31, 2011.

EXECUTIVE OFFICERS

The names of our executive officers, their ages and their respective business backgrounds are set forth below as of August 31, 2010.  For information regarding the backgrounds of Harold R. Wolcott and Paul F. Turner, please see their biographical descriptions above under Proposal 1 regarding the election of directors.  There are no family relationships among any of our directors, officers or key employees.

Name	Age	Position
Harold R. Wolcott	64	President and Director
Dennis P. Gauger, CPA	58	Chief Financial Officer and Secretary
Paul F. Turner, MSEE	63	Senior Vice President, Chief Technology Officer and Director

Dennis P. Gauger, CPA, has served as Chief Financial Officer since May 2007 and was appointed Secretary in November 2008.  Mr. Gauger is a licensed Certified Public Accountant in Utah and Nevada, and served on a part-time basis prior to his full time employment on April 21, 2009.  Mr. Gauger has served other publicly held companies as a part-time, contract chief financial officer, including the following: from April 2004 until November 2008, Mr. Gauger served as Chief Financial Officer for Cimetrix Incorporated, a publicly held software company (CMXX.OB – NASD OTC); from December 2006 until November 2008, Mr. Gauger served as Chief Financial Officer for Golden Phoenix Minerals, Inc., a publicly held mining company (GPXM.OB – NASD OTC); from January 2004 until January 2008, Mr. Gauger served as a director, Chief Financial Officer, and Secretary for Groen Brothers Aviation, Inc., a publicly held aviation company (GNBA — OTCBB); and from November 2001 until March 2007, Mr. Gauger served as a Chief Financial Officer for Nevada Chemicals, Inc., a chemical supply company to the gold mining industry (NCEM-NNM).  Additionally, over the past ten years, he has served several public and private companies in a variety of industries as a part-time, contract financial executive, corporate troubleshooter and consultant.  Previously, Mr. Gauger worked for Deloitte & Touche LLP, an international accounting and consulting firm, for 22 years, including 9 years as an accounting and auditing partner.  He is a member of the American Institute of Certified Public Accountants and the Utah Association of Certified Public Accountants.

SIGNIFICANT EMPLOYEES

In addition to the officers and directors identified above, we expect the following individuals to make significant contributions to our business during fiscal 2011:

Name	Age	Position
Dixie Toolson Sells	60	Vice President of Regulatory Affairs
Steven M. Smith	54	Vice President of Marketing and Business Development
Todd H. Turnlund	44	Vice President of Engineering

Dixie Toolson Sells has served as Vice President of Regulatory Affairs of BSD since December 1994.  Ms. Sells served as Administrative Director of BSD from 1978 to 1984; as Director of Regulatory Affairs from 1984 to September 1987; and as Vice President of Regulatory Affairs from September 1987 to October 1993.  In October 1993, Ms. Sells resigned as Vice President of Regulatory Affairs, and she served as Director of Regulatory Affairs from October 1993 to December 1994.  In December 1994, Ms. Sells was re-appointed as Vice President of Regulatory Affairs and was appointed as Corporate Secretary by the Board of Directors.  Ms. Sells resigned as Corporate Secretary of BSD in March 2002.  Ms. Sells also serves on the Board of Directors of the Intermountain Biomedical Association.

Steven M. Smith joined BSD in June 2009.  Mr. Smith has 32 years of experience in the medical industry, with expertise in marketing, sales, new business development, product research and development, operations and corporate management.  Prior to joining BSD, Mr. Smith served for five years at Bard Access Systems, Inc., a division of C.R. Bard, most recently as Director, Business Development.  Mr. Smith’s responsibilities at BSD include market analysis, product positioning, leveraging of existing technologies, new product launches and promotional activities.

Todd H. Turnlund was appointed Vice President of Engineering in January 2010.  Mr. Turnlund has over 20 years of medical device experience with both medical device start up and Fortune 500 companies.  His expertise includes translating unmet clinical needs into commercially successful products, creating intellectual property, developing new technology, and transferring product designs to manufacturing.  Prior to joining BSD, Mr. Turnlund served in various research and development management positions, including Director of Research and Development at Boston Scientific from January 2005 to January 2008, an independent consultant from January 2008 to October 2009, and Director of Research and Development at CR Bard from November 2009 to January 2010.  Mr. Turnlund has a Mechanical Engineering Degree from the University of California at Santa Barbara, and an MBA from Santa Clara University.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following discussion and analysis provides information regarding our executive compensation objectives and principles, procedures, practices and decisions, and is provided to help give perspective to the numbers and narratives that follow in the tables in this section.  This discussion will focus on our objectives, principles, practices and decisions with regards to the compensation of Harold R. Wolcott, President, Paul F. Turner, Senior Vice President and Chief Technology Officer, and Dennis P. Gauger, Chief Financial Officer and Secretary, our named executive officers (“Named Executive Officers”).

Executive Compensation Objectives and Principles

The overall objective of our executive compensation program is to help create long-term value for our shareholders by attracting and retaining talented executives, rewarding superior operating and financial performance, and aligning the long-term interests of our executives with those of our shareholders.  Accordingly, our executive compensation program incorporates the following principles:

•	Compensation should be based upon individual job responsibility, demonstrated leadership ability, management experience, individual performance and Company performance.

•	Compensation should reflect the fair market value of the services received. We believe that a fair and competitive pay package is essential to attract and retain talented executives in key positions.

•	Compensation should reward executives for long-term strategic management and enhancement of shareholder value.

•	Compensation should reward performance and promote a performance oriented environment.

Executive Compensation Procedures

We believe that compensation paid to our executive officers should be closely aligned with our performance and the performance of each individual executive officer on both a short-term and a long-term basis, should be based upon the value each executive officer provides to us, and should be designed to assist us in attracting and retaining the best possible executive talent, which we believe is critical to our long-term success.  To attain our executive compensation objectives and implement the underlying compensation principles, we follow the procedures described below.

Role of the Compensation Committee.  The Compensation Committee has responsibility for establishing and monitoring our executive compensation programs and for making decisions regarding the compensation of our Named Executive Officers.  The agenda for meetings of the Compensation Committee is determined by the Chairman of the Compensation Committee.  The Compensation Committee sets the compensation package and annual bonus of the Named Executive Officers.  Our President, Mr. Wolcott, suggests items to be considered by the Compensation Committee from time to time, including the compensation package for the other Named Executive Officers; and participates in meetings in which the compensation package of the other Named Executive Officers is discussed.

The Compensation Committee relies on its judgment in making compensation decisions after reviewing our performance and evaluating our executives’ leadership abilities and responsibilities with our Company and their current compensation arrangements.  The Compensation Committee assessment process is designed to be flexible so as to better respond to the evolving business environment and individual circumstances.

Role of Compensation Consultant. Mercer Human Resource Consulting (“Mercer”) has assisted the Compensation Committee with its administration of compensation programs for the Company’s executive officers.  In 2006, the Compensation Committee engaged Mercer, an outside human resources consulting firm, to conduct a review of its total compensation program for executive officers and to provide peer compensation data. Based upon the market analyses performed by Mercer, it made recommendations to the Compensation Committee as to the form and amount of executive compensation to be awarded to the executive officers.  The Compensation Committee considered the recommendations of Mercer in setting executive compensation for fiscal 2010.

Elements of Compensation

Our executive compensation objectives and principles are implemented through the use of the following elements of compensation, each discussed more fully below:

•	Base Salary

•	Annual Incentive Bonuses

•	Stock-Based Compensation

•	Severance Benefits

•	Other Benefits

Base Salary.  The Compensation Committee approved the salaries of all our executive officers for fiscal year 2010.  Salary decisions concerning these officers were based upon a variety of considerations consistent with the compensation philosophy stated above.  First, salaries were competitively set relative to both other companies in the medical products industry and other comparable companies.  In determining the salaries for our executives in fiscal 2009, the Compensation Committee compared the compensation of some of the public companies in the biotechnology industry to the compensation of our executives. In August 2006, our Compensation Committee reviewed the published compensation of the named executive officers of Introgen Therapeutics, Inc., RITA Medical Systems, Inc., Cell Therapeutics, Inc., Immunicon Corporation, Poniard Pharmaceuticals, Inc., Entremed, Inc., OXiGENE, Inc., Theragenics Corporation, Antigenics Inc./DE, Inovio Biomedical Corporation, Praecis Pharmaceuticals Incorporated and Celsion Corporation. We believe that the base salaries and the total compensation of our executives are approximately equal to or less than the median base salaries and median total compensation of executives with similar positions at these companies. Second, the Compensation Committee considered each officer’s level of responsibility and individual performance, including an assessment of the person’s overall value to the Company.  Third, internal equity among employees was factored into the decision.  Finally, the Compensation Committee considered our financial performance and our ability to absorb any increases in salaries.  In the case of Mr. Gauger, base pay prior to his employment with the Company was paid in the form of a monthly fee for his services under his consulting agreement.

Annual Incentive Bonuses.  In accordance with his employment agreement, Mr. Turner is eligible to receive an annual incentive bonus.  Annual bonuses may also be awarded to other executives based on the recommendation of management and the Compensation Committee.  The annual bonus is intended to motivate participating executives to achieve both short-term and long-term strategic and financial objectives.  For fiscal years 2010 and 2009, the Compensation Committee did not precisely define the parameters of a bonus program for the Named Executive Officers and no bonuses were awarded to the Named Executive Officers.

Stock-Based Compensation.  Each Named Executive Officer is eligible to participate in the Stock Incentive Plan, which provides for the granting of stock options, stock appreciation rights, performance awards, and other stock-based awards and cash-based awards to selected employees, non-employees and directors.  Historically, we have issued options pursuant to this incentive plan, and typically these options vest ratably over a term of up to 5 years as determined by the Compensation Committee.  We do not have any policies for allocating compensation between long-term and currently paid out compensation or between cash and non-cash compensation or among different forms of non-cash compensation.  Although we do not have any formal policy for determining the amount of stock options or the timing of our stock option grants, we have historically granted stock options to high-performing employees (i) in recognition of their individual achievements and contributions to our company, and (ii) in anticipation of their future service and achievements.  No stock options were granted to the Named Executive Officers during the year ended August 31, 2010.

Severance Benefits.  Under the terms of an employment agreement entered into with Mr. Turner, which is discussed below under “Employment and Independent Contractor Agreements” and “Potential Payments Upon Termination”, we agreed to compensate Mr. Turner in the event of termination of his employment without cause or his resignations for good reason.  We entered into this agreement with Mr. Turner in order to establish in advance the appropriate treatment for terminating executives and to ensure market competitiveness with other companies that offer such arrangements.

Other Benefits.  Our Named Executive Officers receive the same benefits that are available to all other full time employees, including the payment of health, dental, life and disability insurance premiums.

Deductibility of Executive Compensation

Code Section 162(m) limits the amount that we may deduct for compensation paid to our principal executive officer and to each of our three most highly compensated officers (other than our principal financial officer) to $1.0 million per person, unless certain exemption requirements are met. Exemptions to this deductibility limit may be made for various forms of performance-based compensation. In the past, annual salary and bonus compensation to our executive officers has not exceeded $1.0 million per person, so the compensation has been deductible. In addition to salary and bonus compensation, upon the exercise of stock options that are not treated as incentive stock options, the excess of the current market price over the option price, or option spread, is treated as compensation and accordingly, in any year, such exercise may cause an officer’s total compensation to exceed $1.0 million. Under certain regulations, option spread compensation from options that meet certain requirements will not be subject to the $1.0 million cap on deductibility. While the Compensation Committee cannot predict how the deductibility limit may impact our compensation program in future years, the Compensation Committee intends to maintain an approach to executive compensation that strongly links pay to performance.

The Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Code. In certain situations, the Compensation Committee may approve compensation that will not meet the requirements of Code Section 162(m) in order to ensure competitive levels of total compensation for its executive officers.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed the foregoing Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and discussed the Compensation Discussion and Analysis with the Company’s management.  Based on such review and discussions with management, the Compensation Committee recommended to the Board that the foregoing Compensation Discussion and Analysis be included in this Proxy Statement on Form 14A.

COMPENSATION COMMITTEE

Douglas P. Boyd
Steven G. Stewart
Michael Nobel
Timothy C. McQuay

Summary Compensation Table

The table below summarizes the total compensation paid to or earned by each of the Named Executive Officers for services in all capacities to the Company and its affiliates for the years ended August 31, 2010 and 2009:

Name and Principal Position	Year	Salary	Bonus	Option Awards(1)	All Other Compensation	Total
(a)	(b)	(c)	(d)	(e)	(i)	(j)

Harold R. Wolcott	2010	$250,000	$ -	$ -	$10,965 (2)	$260,965
President	2009	103,673	-	693,586	583 (2)	797,842

Paul F. Turner	2010	210,000	-	-	56,819 (3)	266,819
Senior VP and Chief Technology Officer	2009	210,000	-	-	11,835 (3)	221,835

Dennis P. Gauger	2010	180,000	-	-	14,795 (4)	194,795
Chief Financial Officer	2009	139,333	-	324,043	11,358 (4)	474,714

(1)
The amounts shown in column (e) reflect the aggregate grant date fair value with respect to employee stock options granted to the Named Executive Officers during the respective fiscal years in accordance with ASC Topic 718.  No stock options were awarded the Named Executive Officers during the year ended August 31, 2010.  The stock options awarded to Mr. Wolcott in fiscal 2009 vest over a five year period.  The stock options awarded to Mr. Gauger in fiscal 2009 vest over periods of three to five years.  There were no stock options awarded to Mr. Turner in fiscal 2009.  Assumptions used in calculating the amounts for 2009 are included in Note 10 to the Company’s financial statements included in our Annual Report on Form 10-K for the year ended August 31, 2009.

(2)
These amounts consist of life insurance premiums of $136, medical insurance reimbursement of $9,794, dental insurance premiums of $394 and disability insurance premiums of $641 paid by the Company in 2010, and life insurance premiums of $75, dental insurance premiums of $188 and disability insurance premiums of $320 paid by the Company in 2009.

(3)
These amounts consist of life insurance premiums of $151, medical insurance premiums of $10,220, dental insurance premiums of $394, disability insurance premiums of $638, holiday payment of $500 and accrued vacation of $44,916 paid by the Company in 2010, and life insurance premiums of $148, medical insurance premiums of $9,684, dental insurance premiums of $365, disability insurance premiums of $638, holiday payment of $500 and patent award of $500 paid by the Company in 2009.

(4)
These amounts consist of life insurance premiums of $151, medical insurance premiums of $10,220, dental insurance premiums of $394, disability insurance premiums of $641, holiday payment of $500 and accrued vacation of $2,889 paid by the Company in 2010, and life insurance premiums of $148, medical insurance premiums of $9,684, dental insurance premiums of $365, disability insurance premiums of $641 and holiday payment of $500 paid by the Company in 2009.

Grants of Plan-Based Awards – 2010

There were no plan-based awards granted to the Company's Named Executive Officers in fiscal year 2010.

Employment and Independent Contractor Agreements

On April 4, 2009, the Board of Directors of the Company appointed Mr. Wolcott as the new President of the Company, effective as of April 7, 2009.  In addition, Mr. Wolcott was appointed as a member of the Board of Directors, effective as of April 7, 2009.  The Company and Mr. Wolcott agreed to the terms of an offer letter, dated April 7, 2009 (the “Offer Letter”), pursuant to which Mr. Wolcott receives an annual salary of $250,000 and received 655,760 stock options pursuant to the Company’s Amended and Restated 1998 Stock Incentive Plan.  Mr. Wolcott also participates in the other benefit plans available to employees of the Company.

We entered into an employment agreement with Mr. Turner dated November 2, 1988.  The agreement sets Mr. Turner’s annual base salary for each year until October 1, 1993 and provides that after October 1, 1993 Mr. Turner’s annual base salary will be based upon a reasonable mutual agreement between Mr. Turner and the Company.  Mr. Turner’s annual base salary was raised to $210,000 effective September 1, 2006.  In the event of termination of Mr. Turner’s employment with the Company without cause (as defined in the agreement) or Mr. Turner’s resignation for good reason (as defined in the agreement), the agreement provides that Mr. Turner will receive severance pay for a one-year period, which pay includes an extension of all of his rights, privileges and benefits as an employee (including medical insurance).  The one-year severance pay shall be equal to Mr. Turner’s average annual salary for the 12-month period immediately prior to the termination.  The agreement also requires us to pay Mr. Turner for any accrued, unused vacation at the time of termination.  We are also obligated to pay Mr. Turner $1,000 (or the equivalent value in stock options) for each newly issued patent obtained by us as a result of Mr. Turner’s efforts (Mr. Turner receives only $500 if multiple inventors are involved).  Mr. Turner’s agreement includes a non-competition covenant prohibiting him from competing with us for one year following his termination.  We may continue the non-competition period for up to four additional years by notifying Mr. Turner in writing and by continuing the severance payments for the additional years during which the non-competition period is extended.

Dennis P. Gauger, Chief Financial Officer, served the Company on a part-time, contract basis through July 15, 2008, and received monthly compensation of $6,000.  On July 16, 2008, Mr. Gauger became an employee of the Company, and currently receives an annual base salary of $180,000.

Outstanding Equity Awards at Fiscal Year-End 2010

This table provides information on the year-end 2010 holdings of Company stock options by the Named Executive Officers.

Name (a)	Number of Securities Underlying Unexercised Options Exercisable (#) (b)	Number of Securities Underlying Unexercised Options Unexercisable (#) (c)	Option Exercise Price ($) (e)	Option Expiration Date (f)
Harold R. Wolcott	131,152	524,608 (1)	1.70	04/10/2019
Paul F. Turner	127,900 (2)	-	1.20	04/09/2014
Paul F. Turner	24,000 (2)	12,000 (2)	5.10	12/19/2017
Dennis P. Gauger	13,333 (2)	26,667 (2)	7.31	09/12/2018
Dennis P. Gauger	20,000	80,000 (1)	2.40	04/28/2019

(1)	Options vest in equal annual installments (20% each year) on the anniversary of the grant date.

(2)	Options vest in equal annual installments (33.3% each year) on the anniversary of the grant date.

Option Exercises and Stock Vested for Fiscal Year 2010

No stock options were exercised by the Named Executive Officers during the year ended August 31, 2010.

Potential Payments Upon Termination

The information below describes and quantifies certain payments or benefits that would be payable to Named Executive Officers under their existing employment agreements and our existing plans and programs had they been terminated on August 31, 2010.  These benefits are in addition to benefits generally available to all salaried employees of the Company in connection with a termination of employment such as disability and life insurance benefits, the value of employee-paid group health plan continuation coverage under COBRA and accrued vacation pay.

As discussed above, Mr. Turner has a written employment agreement that provides for certain severance payments and benefits in the event of termination of his employment with the Company without cause or his resignation for good reason.  For further details about Mr. Turner’s employment agreement, please see “Employment and Independent Contractor Agreements” above.

Name	Severance Pay (1) ($)	Stock Option Vesting Acceleration ($)
(a)	(b)	(c)
Paul F. Turner (2)	221,903	-

(1)	The amounts in column (b) include salary and continuation of employee benefits.

(2)
Mr. Turner’s employment agreement provides for severance pay equal to Mr. Turner’s average annual salary for the 12-month period immediately prior to the termination, plus unpaid vacation.  Mr. Turner will also be granted a 12-month extension of all rights, privileges and benefits as an employee (including medical insurance).

The Company does not have any agreement with Messrs. Wolcott and Gauger to pay them severance or other benefits following termination of their employment.  Therefore, if Mr. Wolcott’s and Mr. Gauger’s employment by the Company had terminated for any reason on August 31, 2010, they would not have been entitled to any severance or other benefits following such termination.  In addition, there would not have been any acceleration of vesting of stock options granted to Messrs. Wolcott and Gauger.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to us with respect to beneficial ownership of our Common Stock as of December 7, 2010 for (i) each director and nominee, (ii) each holder of 5.0% or greater of our Common Stock, (iii) our Named Executive Officers, and (iv) all executive officers and directors as a group. Beneficial ownership is determined in accordance with the rules of the Commission, and generally includes voting or investment power with respect to securities.  Shares subject to options that are exercisable within 60 days following December 7, 2010 are deemed to be outstanding and beneficially owned by the optionee or group of optionees for the purpose of computing share and percentage ownership of that optionee or group of optionees, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.  Except as indicated by footnote, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown beneficially owned by them.  The inclusion of any shares as beneficially owned does not constitute an admission of beneficial ownership of those shares.  The percentage calculation of beneficial ownership is based on 28,915,703 shares of Common Stock outstanding as of December 7, 2010.  Except as otherwise noted, the address of each person listed on the following table is 2188 West 2200 South, Salt Lake City, Utah 84119.

	Common Stock Beneficially Owned
Name of Beneficial Owner	Shares	Percent
Officers and Directors
Dr. Gerhard W. Sennewald (1)	6,414,640	22.1%
Paul F. Turner (2)	1,764,525	6.1%
Dr. Michael Nobel (3)	376,959	1.3%
Douglas P. Boyd (4)	230,142	*
Steven G. Stewart (5)	97,998	*
Timothy C. McQuay (6)	44,426	*
Harold R. Wolcott (7)	136,152	*
Dennis P. Gauger (8)	49,667	*
All Executive Officers and Directors as a Group (8 persons) (9)	9,114,509	30.7%
* Less than 1%
(1)	Includes 104,000 shares subject to stock options that are currently exercisable or exercisable within 60 days after December 7, 2010.
(2)	Includes 163,900 shares subject to stock options that are currently exercisable or exercisable within 60 days after December 7, 2010.
(3)	Includes 129,000 shares subject to stock options that are currently exercisable or exercisable within 60 days after December 7, 2010.
(4)	Includes 79,000 shares subject to stock options that are currently exercisable or exercisable within 60 days after December 7, 2010.
(5)	Includes 67,094 shares subject to stock options that are currently exercisable or exercisable within 60 days after December 7, 2010.
(6)	Includes 18,983 shares subject to stock options that are currently exercisable or exercisable within 60 days after December 7, 2010.
(7)	Includes 131,152 shares subject to stock options that are currently exercisable or exercisable within 60 days after December 7, 2010.
(8)	Includes 46,667 shares subject to stock options that are currently exercisable or exercisable within 60 days after December 7, 2010.
(9)	Includes 739,796 shares subject to stock options that are currently exercisable or exercisable within 60 days after December 7, 2010.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes the Company's equity compensation plans as of August 31, 2010.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders (1)	2,201,386	$3.19	3,880,182
Equity compensation plans not approved by security holders	-	-	-
Total	2,201,386	$3.19	3,880,182

(1)	A total of 8,087,300 shares of Common Stock have been reserved for issuance under the plans. To date, a total of 1,995,014 options have been exercised under the plans.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and officers and persons who own more than 10% of a registered class of the Company’s equity securities to file with the Commission initial reports of ownership and reports of changes in ownership of equity securities of the Company.  Officers, directors, and greater than 10% stockholders are required to furnish the Company with copies of all Section 16(a) forms they file.  Based solely on review of the copies of such forms received by the Company, or written representations from certain reporting persons, the Company believes that during the year ended August 31, 2010 all reporting persons complied with all applicable filing requirements.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Since September 1, 2008, there has not been, nor is there any proposed transaction in which the Company was or will be a party or in which it was or will be a participant, involving an amount that exceeded or will exceed $120,000 and in which any director, executive officer, beneficial owner of more than 5% of any class of the Company’s voting securities, or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than the transactions which are described below.

Medizin-Technik GmbH.  BSD supplies equipment components to Medizin-Technik GmbH located in Munich, Germany, which is a significant distributor of BSD’s products in Europe.  Medizin-Technik purchases equipment, which it installs, and components to service the BSD hyperthermia therapy systems that Medizin-Technik sells to its customers in Europe. For the fiscal years 2010 and 2009, BSD had revenue of $309,259 and $603,000, respectively, from the sale of systems and various component parts sold to Medizin-Technik.  As of August 31, 2010 and 2009, accounts receivable from Medizin-Technik were $83,834 and $41,016, respectively.  Dr. Gerhard W. Sennewald, one of BSD’s directors and significant stockholders, is the President and Chief Executive Officer of Medizin-Technik and its sole stockholder. Management believes the terms of the transactions with Medizin-Technik were arms length and fair to the Company.

The Company does not have a formal written process for reviewing related person transactions.  The Company expects that its management will review for potential conflict of interest situations, on an ongoing basis, any future proposed transaction, or series of transactions, with related persons, and either approve or disapprove each reviewed transaction or series of related transactions with related persons.

STOCKHOLDER PROPOSALS

No proposals have been submitted by stockholders of the Company for consideration at the Annual Meeting.  It is anticipated that the next annual meeting of stockholders will be held on or about February 1, 2012.   Stockholders may present proposals for inclusion in the proxy statement to be mailed in connection with the 2012 annual meeting of stockholders of the Company, provided such proposals are received by the Company in writing no later than August 31, 2011 and are otherwise in compliance with Commission regulations regarding the inclusion of stockholder proposals in company-sponsored proxy materials.  Pursuant to rules adopted by the Commission, if a shareholder intends to propose any matter for a vote at the Company’s 2012 annual meeting of stockholders, but fails to notify the Company of that intention by November 14, 2011, then a proxy solicited by the Board of Directors may be voted on that matter in the discretion of the proxy holder, without discussion of the matter in the proxy statement soliciting the proxy and without the matter appearing as a separate item on the proxy card.

OTHER MATTERS

The Company is unaware of any business, other than described in this Proxy Statement that may be considered at the Annual Meeting.  If any other matters should properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxies held by them in accordance with their best judgment.

To assure the presence of the necessary quorum and to vote on the matters to come before the Annual Meeting, please promptly indicate your choices via the internet, by phone or by mail according to the procedures described on the proxy card.  The submission of a proxy via the internet, by phone or by mail does not prevent you from attending and voting at the Annual Meeting.

AVAILABLE INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, files reports and other information with the Commission.  Any interested party may inspect information filed by the Company, without charge, at the public reference facilities of the Commission at its principal office at 100 F. Street, N.E., Washington, D.C. 20549.  Any interested party may obtain copies of all or any portion of the information filed by the Company at prescribed rates from the Public Reference Section of the Commission at its principal office at 100 F. Street, N.E., Washington, D.C. 20549.  In addition, the Commission maintains an Internet site that contains reports, proxy and information statements and other information regarding the Company and other registrants that file electronically with the Commission at http://www.sec.gov.

The Company’s Common Stock is listed on the NASDAQ Stock Market and trades under the symbol “BSDM”.

ADDITIONAL INFORMATION

The Company will provide without charge to any person from whom a proxy is solicited by the Board of Directors, upon the written request of that person, a copy of the Company's Annual Report on Form 10-K for the fiscal year ended August 31, 2010, including the financial statements and schedules thereto (as well as exhibits thereto, if specifically requested), required to be filed with the Commission.  Written requests for that information should be directed to the Secretary of the Company at the address on the first page of this proxy statement.

BSD MEDICAL CORPORATION 2188 WEST 2200 SOUTH SALT LAKE CITY, UT 84119
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on February 1, 2011. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by BSD Medical Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on February 1, 2011. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided and return it to BSD Medical Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M28649-P04595	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

BSD MEDICAL CORPORATION

The Board of Directors recommends that you vote FOR the following:

Vote on Directors

1.	To elect seven (7) Directors:

	Nominees:		For	Against	Abstain
Vote on Proposals
	1a) Timothy C. McQuay		☐	☐	☐
The Board of Directors recommends you vote
	1b) Harold R. Wolcott		☐	☐	☐	FOR the following proposals:			For	Against	Abstain

	1c) Paul F. Turner		☐	☐	☐	2.	To approve an amendment to the Company’s
							Amended and Restated Certificate of		☐	☐	☐
	1d) Gerhard W. Sennewald		☐	☐	☐		Incorporation to increase the number of shares
of authorized common stock from 40,000,000
	1e) Michael Nobel		☐	☐	☐		to 80,000,000 shares.

	1f) Douglas P. Boyd		☐	☐	☐	3.	3. To approve, on an advisory basis, the		☐	☐	☐
compensation of the Named Executive Officers
	1g) Steven G. Stewart		☐	☐	☐		of the Company.

The Board of Directors recommends you vote
						2 years on the following proposal:		1 Year	2 Years	3 Years	Abstain

						4.	To vote, on an advisory basis, on the frequency
For address changes and/or comments, please check this box and							of the advisory vote on the compensation of	☐	☐	☐	☐
write them on the back where indicated.					☐		the Named Executive Officers of the Company.

The Board of Directors recommends you vote
FOR the following proposals:

						5.	To ratify the selection of Tanner LLC as the		For	Against	Abstain
Company’s independent registered public
							accountants for the fiscal year ending		☐	☐	☐
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney,							August 31, 2011.
executor, administrator, or other fiduciary, please give full title as such. Joint owners
should each sign personally. All holders must sign. If a corporation or partnership,						6.	To transact such other business as may
please sign in full corporate or partnership name, by authorized officer.							properly come before the meeting, or any
adjournment thereof.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners) Date		Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

M28650-P04595

BSD MEDICAL CORPORATION

SOLICITED BY THE BOARD OF DIRECTORS FOR
THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD FEBRUARY 2, 2011

The undersigned hereby constitutes, appoints and authorizes Harold R. Wolcott and Paul F. Turner and each of them, the true and lawful attorneys and Proxies of the undersigned with full power of substitution and appointment, for and in the name, place and stead of the undersigned, to act for and vote as designated on the reverse side, all of the undersigned's shares of the common stock of BSD Medical Corporation, a Delaware corporation, at the Annual Meeting of Stockholders to be held at 9:00 A.M. Mountain Time, on February 2, 2011, at The Little America Hotel located at 500 South Main Street, Salt Lake City, Utah 84101, and at any and all adjournments thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1, FOR EVERY TWO YEARS FOR PROPOSAL 4, AND FOR ALL OTHER PROPOSALS. THIS PROXY CONFERS DISCRETIONARY AUTHORITY IN RESPECT TO MATTERS NOT KNOWN OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS TO THE UNDERSIGNED.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF BSD MEDICAL CORPORATION. PLEASE SIGN AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

Address Changes/Comments: ____________________________________________________________________________________________________
___________________________________________________________________________________________________________________________

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)
Continued and to be signed on reverse side